UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss.240.14a-12


                             TARPON INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)

                   James W. Bradshaw, Chief Executive Officer
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount  Previously Paid:

     2) Form, Schedule or Registration  Statement No.:

     3) Filing Party:

     4) Date Filed:

                             TARPON INDUSTRIES, INC.
                                2420 Wills Street
                           Marysville, Michigan 48040

                            NOTICE OF ANNUAL MEETING

                                       OF

                                  SHAREHOLDERS

                                   TO BE HELD

                    AT 12 NOON LOCAL TIME ON OCTOBER 18, 2007

                To the Shareholders of TARPON INDUSTRIES, INC.:

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders (the "Meeting") of TARPON INDUSTRIES, INC. (the "Company") will be held on October 18, 2007 (the "Meeting Date"), at 12 noon local time at the Thomas Edison Inn, 500 Thomas Edison Parkway, Port Huron, Michigan for the following purposes:

1.   To approve the issuance of shares  ("Financing  Shares") in connection with
     (a) a private placement offering of the Company's debt (the "Bridge Loan") which has been consummated and which requires the issuance of shares of common stock and may require additional shares of common stock, and (b) a credit facility (the "Loan Agreement") which has been consummated, which includes warrants that may require the issuance of common stock;

2.   To  approve  an  amendment   to  our  Amended  and  Restated   Articles  of
     Incorporation to increase the authorized common stock, no par value, from 30,000,000 shares of common stock to 100,000,000 shares of common stock;

3. To re-elect James W. Bradshaw as a Class I director to serve for a term of three years;

4. To ratify the appointment of Rehmann Robson as the Company's registered independent public accounting firm for the fiscal year ending December 31, 2007;

5. To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     Our Board of Directors has fixed the close of business on August 24, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, and only holders of record of shares of the Company's common stock at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     A complete list of shareholders entitled to vote at the Meeting shall be available at the offices of the Company during ordinary business hours from August 24, 2007 until the Meeting Date for examination by any shareholder for any purpose relevant to the Meeting. This list will also be available at the Meeting.

     All shareholders are cordially invited to attend the Meeting in person. However, whether or not you expect to be present at the Meeting, you are urged to mark, sign, date and return the enclosed Proxy, which is solicited by our Board of Directors, as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Meeting. The shares represented by the Proxy will be voted according to your specified response. The Proxy is revocable and will not affect your right to vote in person in the event you attend the Meeting.

                                     By Order of the Board of Directors

                                     James W. Bradshaw, Chief Executive Officer
Marysville, Michigan
September 12, 2007

--------------------------------------------------------------------------------
PLEASE FILL IN, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. BY DOING SO, YOU MAY SAVE TARPON INDUSTRIES, INC. THE EXPENSE OF A SECOND MAILING. IF YOU LATER DECIDE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.
--------------------------------------------------------------------------------



                             TARPON INDUSTRIES, INC.
                                2420 Wills Street
                           Marysville, Michigan 48040

                         ------------------------------

                                 PROXY STATEMENT
                         ------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

              TO BE HELD AT 12 NOON LOCAL TIME ON OCTOBER 18, 2007

This Proxy Statement is being furnished to the shareholders of TARPON INDUSTRIES, INC. ("we", "us", "Tarpon" or the "Company") in connection with the solicitation of proxies by our Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Meeting") to be held on October 18, 2007 (the "Meeting Date"), at 12 noon local time at the Thomas Edison Inn, 500 Thomas Edison Parkway, Port Huron, Michigan, and at any adjournment thereof. The Board of Directors has set August 24, 2007, at the close of business, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting. This Proxy Statement and the accompanying form of Proxy were first sent to shareholders on or about September 12, 2007.

A form of Proxy for use at the Meeting accompanies this Proxy Statement. You may ensure your representation at the Meeting by completing, signing, dating and promptly returning the enclosed Proxy in the return envelope, with postage prepaid, which has been provided for your convenience.

You may revoke your Proxy at any time before it is actually voted at the Meeting by giving notice of revocation in writing to the Secretary of the Company or by attending the Meeting and giving notice of revocation in person. You may also change your vote by either executing and returning to the Company a later-dated form of Proxy or voting in person at the Meeting. Attendance at the Meeting, in and of itself, will not constitute a revocation of your Proxy.

The entire cost of preparing, printing and mailing this Proxy Statement and the Proxies solicited hereby will be borne by the Company. It is anticipated that such costs will be approximately $25,000. Such amount is believed to be the customary amount expended for a solicitation relating to matters of the type described in this Proxy Statement.

The shares entitled to vote at the Meeting consist of shares of common stock, no par value per share (the "Common stock"), with each share entitling the holder of record to one vote. As of the Record Date, there were 10,470,654 shares of Common stock outstanding. A quorum for the Meeting is a majority of the outstanding shares of common stock and, therefore, the holders of a majority of the outstanding shares of common stock must be represented in person or by proxy in order to achieve a quorum to vote on all matters. Shares of common stock represented by properly executed Proxies that are received by the Company prior to the Meeting will be counted toward the establishment of a quorum for the Meeting. The shares of common stock represented by properly executed Proxies that are received prior to the Meeting will be voted in accordance with your directions as to:

     1. To approve the issuance of shares ("Financing Shares") in connection with (a) a private placement offering of the Company's debt (the "Bridge Loan") which has been consummated and which requires the issuance of shares of common stock and that may require the issuance of additional shares of common stock and (b) a credit facility (the "Loan Agreement") which has been consummated, which includes warrants that may require the issuance of common stock;

     2. To approve an amendment to our Amended and Restated Articles of Incorporation to increase the authorized common stock, no par value, from 30,000,000 shares of common stock to 100,000,000 shares of common stock;

     3. To re-elect James W. Bradshaw as a Class I director to serve for a term of three years;

     4.   To  ratify  the   appointment  of  Rehmann  Robson  as  the  Company's
          registered independent public accounting firm for the fiscal year ending December 31, 2007;

     5. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

In the absence of direction, the shares of common stock represented by the Proxies will be voted "For" these proposals. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4, AS SET FORTH IN THIS PROXY STATEMENT.


                                      By Order of the Board of Directors

                                      James W. Bradshaw, Chief Executive Officer

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     This Proxy Statement, and the documents to which we refer you in this Proxy Statement, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements appear in a number of places in this Proxy Statement and include statements regarding our intent, belief and current expectations with respect to, among other things, the expected completion and timing of the proposed Transaction, the use of proceeds from the proposed Transaction, and other information related to the transactions contemplated under the offering documents. The words "anticipate", "believe", "expect", "forecast", "guidance", "intend", "may", "plan", "project", "will" and other similar expressions generally identify forward-looking statements. While these forward-looking statements and the related assumptions are made in good faith and reflect our current judgment regarding the proposed Transaction and the other transactions contemplated under the offering documents as well as the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. These statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control and reflect future business decisions which are subject to change. Some of these assumptions inevitably will not materialize, and unanticipated events will occur which will affect our results. Some important factors (but not necessarily all factors) that could negatively affect our revenues, growth strategies, future profitability and operating results, or that otherwise could cause actual results to differ materially from those expressed in or implied by any forward-looking statement, include the following:

o changes in business and economic conditions and other adverse conditions in our markets;

o    increased competition;

o    increased cost of materials; and

o    our ability to successfully implement our acquisition and other strategies.

                QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT

The following questions and answers address briefly some issues you may have regarding the Meeting, the Bridge Loan and the Loan Agreement; the amendment to our Amended and Restated Articles of Incorporation; the re-election of a Class I directors and the appointment of our registered independent public accounting firm. These questions and answers may not address all questions that may be important to you as a shareholder of Tarpon. Please refer to the more detailed information contained elsewhere in this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Why am I receiving these materials?

We have sent you this Proxy Statement and the enclosed Proxy because the Board of Directors of Tarpon is soliciting your proxy to vote at the Meeting. You are invited to attend the Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Meeting to vote your shares of common stock. Instead, you may complete, sign and return the enclosed Proxy.

We intend to mail this Proxy Statement and accompanying Proxy on or about September 12, 2007 to all stockholders of record entitled to vote at the Meeting. We urge you to vote your shares, either by attending the Meeting or completing the enclosed Proxy.

What am I voting on?

There are four matters scheduled for a vote at the special meeting, and there may be other matters brought before the meeting:

     1. To approve the issuance of shares ("Financing Shares") in connection with (a) a private placement offering of the Company's debt (the "Bridge Loan") which has been consummated and which requires the issuance of shares of common stock and that may require the issuance of additional shares of common stock and (b) a credit facility (the "Loan Agreement") which has been consummated, which includes warrants that may require the issuance of common stock;

     2. To approve an amendment to our Amended and Restated Articles of Incorporation to increase the authorized common stock, no par value, from 30,000,000 shares of common stock to 100,000,000 shares of common stock;

     3. To re-elect James W. Bradshaw as a Class I director to serve for a term of three years;

     4.   To  ratify  the   appointment  of  Rehmann  Robson  as  the  Company's
          registered independent public accounting firm for the fiscal year ending December 31, 2007;

     5. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Why are we seeking shareholder approval for the issuance of shares of common stock?

We are subject to the rules of The American Stock Exchange ("AMEX"), where our common stock is listed. These rules require us to obtain shareholder approval for any issuance or sale of common stock, or securities convertible into or exercisable for common stock, that is (i) equal to 20% or more of our outstanding common stock before such issuance or sale and (ii) which is being made at a price per share less than the greater of book value or market value at the time of such issuance or sale.

What shares of common stock may be issued in connection with the Bridge Loan and the Loan Agreement and the Accounts Payable Agreement?

A more detailed description of these arrangements is included under Proposal I. In summary:

     (a) The Bridge Loan requires the issuance of 2,613,285 shares of common stock and may entail the issuance of a substantial amount of additional shares common stock, which require shareholder approval under the American Stock Exchange Company Guide ("AMEX Guide"); and

     (b) The Loan Agreement includes warrants to purchase an aggregate of 4,600,000 shares of common stock which require shareholder approval under the AMEX Guide.

Will the issuance of the Financing Shares dilute our existing shareholders' percentage ownership of the Company?

Our shareholders will incur immediate and substantial dilution of their percentage ownership in the Company if the Financing Shares are issued. The obligation to issue Financing Shares will also trigger anti-dilution provisions in certain agreements we have, which will cause the potential issuance of substantial additional shares of our common stock. Presently, 10,470,654 shares of our common stock are issued and outstanding, and there were options to purchase approximately 700,000 shares of our Common Stock, and warrants and convertible securities to purchase approximately 5,300,000 shares of our Common Stock, including the effect of anti-dilution provisions of existing warrants (which may be subject to further increase), exclusive of the securities which are the subject of Proposal 1. Assuming issuance of all of the Financing Shares (as more fully described herein), some of which may not be issued, approximately 21,344,000 shares of our common stock will be issued and outstanding, and there will be options to purchase approximately 700,000 shares of our Common Stock and warrants and convertible securities to purchase approximately 10,600,000 shares of our common stock including the effect of anti-dilution provisions of existing warrants (which may be subject to further increase), representing an increase of approximately 103% in the number of outstanding shares of our common stock and an increase of approximately 98% in the number of fully diluted shares of our common stock.

Why am I being requested in Proposal 2 to approve an amendment to our Articles of Incorporation?

Our existing Articles of Incorporation, as amended, authorize a total of 30,000,000 shares of common stock. We have already issued 10,470,654 shares and have commitments to issue up to an additional approximately 22,173,285 shares, a total of approximately 32,643,939 shares, including the Financing Shares which exceeds our authorized common stock. We will need other authorized shares for future transactions.

Why am I being asked in Proposal 3 to approve the re-election of James W. Bradshaw as a director?

Mr. Bradshaw became Chief Executive Officer and a Class I director in 2006. The Company has a staggered Board of Directors; including Class I, Class II and Class III, each of which has a term of three years, and 2007 is the expiration year of the term for Class I directors, consisting solely of Mr. Bradshaw.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on August 24, 2007 will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 10,470,654 shares of common stock outstanding and entitled to vote.

     Shareholder of Record: Shares Registered in Your Name

If at the close of business on the Record Date your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Meeting, we urge you to complete and return the enclosed Proxy to ensure your vote is counted.

     Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If at the close of business on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of such shares held in street name, and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a Proxy from your broker or other agent.

How do I vote?

For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are as follows:

     Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Meeting or vote using the enclosed Proxy. Whether or not you plan to attend the Meeting, we urge you to vote by Proxy to ensure your vote is counted. You may still attend the Meeting and vote in person if you have already voted by Proxy.

o To vote using the Proxy, simply complete, sign and date the enclosed Proxy and return it promptly in the envelope provided. If you return your signed Proxy to us before the Meeting, we will vote your shares as you direct.

o To vote in person, come to the Meeting, and we will give you a ballot when you arrive.

     Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Proxy and voting instructions with this Proxy Statement from that organization rather than from us. Simply complete and mail the Proxy to ensure that your vote is counted.

To vote in person at the Meeting, you must obtain a valid Proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a Proxy.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of August 24, 2007.

What if I return a Proxy but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" all of the matters described in this Proxy Statement. If any other matter is properly presented at the meeting, your Proxy votes will vote your shares using his best judgment.

What does it mean if I receive more than one Proxy?

If you receive more than one Proxy, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each Proxy to ensure that all of your shares are voted.

Can I change my vote after submitting my Proxy?

Yes. You can revoke your Proxy at any time before the final vote at the Meeting. You may revoke your Proxy in any one of three ways:

o    You may submit another properly completed Proxy with a later date.

o You may send a written notice that you are revoking your Proxy to Tarpon's Corporate Secretary at 2420 Wills Street, Marysville, MI 48040.

o You may attend the Meeting and vote in person. Simply attending the Meeting will not, by itself, revoke your Proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Meeting, who will separately count "For" and "Against" votes, abstentions and broker non-votes. Abstentions will not be counted towards the vote total for each proposal. Broker non-votes are counted towards a quorum. Please see the more detailed description of the effect of broker non-votes on specific proposals in the answer to "How many votes are needed to approve each proposal?" below.

How many votes are needed to approve each proposal?

o To be approved, Proposals 1, 3, 4 and 5 must receive more "For" votes than "Against" votes. In determining whether this proposal has received the requisite number of "For" votes, abstentions and broker non-votes will be disregarded.

o To be approved, Proposal 2 must receive "For" votes from a majority of the shares outstanding on the Record Date. If you abstain from voting, it will have the same effect as an "Against" vote. Broker non-votes will have the same effect as an "Against" vote.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by shareholders present at the Meeting or by Proxy. On August 24, 2007 the record date, there were 10,470,654 shares outstanding and entitled to vote. As a result at least 5,235,328 of these shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum if you submit a valid Proxy or vote at the Meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date without notice.

How can I find out the results of the voting at the Meeting?

Preliminary voting results will be announced at the Meeting and announced promptly following the Meeting in a press release. The final voting results will be set forth in a Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC").

Who is paying for this Proxy solicitation?

We will pay for the entire cost of soliciting Proxies. In addition to this Proxy Statement, our directors, officers and other employees may also solicit Proxies in person, by telephone or by other means of communication. Directors, officers and other employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.


                                   PROPOSAL 1

TO APPROVE THE ISSUANCE OF SHARES ("FINANCING SHARES") IN CONNECTION WITH (A) A PRIVATE PLACEMENT OFFERING OF THE COMPANY'S DEBT (THE "BRIDGE LOAN") WHICH HAS BEEN CONSUMMATED AND WHICH REQUIRES THE ISSUANCE OF SHARES OF COMMON STOCK AND MAY REQUIRE THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK AND (B) A CREDIT FACILITY (THE "LOAN AGREEMENT") WHICH HAS BEEN CONSUMMATED, WHICH INCLUDES WARRANTS THAT MAY REQUIRE THE ISSUANCE OF COMMON STOCK.

In the second quarter of 2007, the Company recognized the need to restructure its financing to:

     (a) obtain bridge financing in addition to the private placement of common stock which had been concluded, most likely in the form of debt due to the Company's low stock price; and

     (b) replace its existing senior lender with the holder of its junior debts Laurus Master Fund, Ltd. ("Laurus"), since the Company required terms more favorable to it then it had been able to obtain from its then commercial bank lender.

Private Placement

As a first step, on or about June 14, 2007, the Company entered into a financing agreement (the "Financing Agreement") with High Capital Funding, LLC ("HCF"), as the lead investor for a group of investors who would purchase a maximum $1,700,000 of units ("Units"), consisting of bridge notes ("Bridge Notes") and one and one half (1 1/2) shares of common stock. By early July 2007, all of the Units had been subscribed and paid for. The Financing Agreement provides for a variety of issuances of common stock, all of which are regulated under the American Stock Exchange Company Guide ("AMEX Guide"). The AMEX Guide requires the approval of shareholders for the issuance of shares of common stock which are to be issued at the lesser of fair market value or net book value, when such shares are in excess of 20% of the number of shares of common stock then issued and outstanding. All of the shares described below, except as indicated, which are or may be issued in connection with the Financing Agreement meet such criteria, and are therefore subject to shareholder approval in order for the Company to remain in compliance with the terms of the AMEX Guide.

     (a) Bridge Note Shares. In accordance with the Financing Agreement, the total of 2,550,000 shares of common stock ("Bridge Note Shares") are to be issued in connection with the sale of the Bridge Notes without separate payment. The American Stock Exchange has approved for listing 1,700,000 of such shares and accordingly, approval is sought hereby for the issuance of an additional 850,000 Bridge Note Shares.

     (b) Document Preparation Shares. The Financing Agreement calls for the issuance of a total of 63,285 shares of common stock ("Document Preparation Shares") to defray the cost of document preparation relating to the Financing Agreement. The American Stock Exchange has approved for listing 40,000 of such shares and accordingly approval is sought for the issuance of an additional 23,285 Document Preparation Shares.

     (c) Note Extension Shares. The Bridge Notes are due at the earlier of December 17, 2007 or three (3) business days after the closing of a public offering including gross proceeds of more than $6,000,000 (the "Public Offering"). Upon the written request of the Company, HCF has the right to extend the maturity date of the Bridge Notes for six one-month periods in consideration of the issuance of one-quarter (1/4) share of common stock for each month of extension for each dollar of indebtedness ("Note Extension Shares"). Assuming the full six months of extensions are requested and granted, there would be required to be issued, without separate consideration, a total of 2,550,000 Note Extension Shares and approval is hereby sought for the same.

     (d) Late Payment Shares. If there is a Public Offering, which is concluded, and the Bridge Notes are not paid within three (3) business days thereafter, the holders thereof shall be entitled to one-quarter (1/4) share of common stock for each dollar loaned for each one month of such delay ("Late Payment Shares"). Assuming that such delay continues for a period of six months, and although the Company does not believe that the same would occur, there would be a requirement to issue an additional 2,550,000 Late Payment Shares and approval is hereby sought for the same.

     (e) Conversion Shares. The Financing Agreement provides that if a Public Offering is not concluded by December 17, 2007 the holders of Bridge Notes will thereafter have the right to convert the same into common stock at 80% of the closing bid price of the common stock ("Conversion Shares") on a securities exchange for the last five (5) trading days before the date of conversion and if the shares are not traded on a securities exchange at the average closing bid for the last five (5) trading days before the conversion or $.35 per share, whatever is less. Assuming a price of $.35, the conversion of all of the Bridge Notes would result in the issuance of an additional approximately 4,857,143 Conversion Shares. Approval is hereby sought however, not for such amount, but for the amount calculated in accordance with the above provision, which may be in excess of 4,857,143 shares.

It should be noted that as of the present time, the only shares that the Company is bound to issue for which approval is being sought are 850,000 Bridge Note Shares and 23,285 Document Preparation Shares. However, if the Company does not obtain authorization from shareholders for the other potential issuances described above, it will have adverse consequences to it under the Financing Agreement including an increase of the effective interest rate under the Bridge Notes to 24% per annum. Accordingly, approval is requested for the issuance of 850,000 Bridge Note Shares, 23,285 Document Preparation Shares, 2,550,000 Note Extension Shares, 2,550,000 Late Payment Shares and all of the Conversion Shares, should any of the same be required to be issued.

The foregoing description of the Financing Agreement and related documents is merely a summary and is not intended to be complete. Shareholders are encouraged to read the Financing Agreement and related documents in their entirety. Such documents are available at no cost to shareholders online at www.sec.gov or upon written request to the Company.

Loan Agreement

As a second step in the financial restructuring of the Company, the Company has entered into agreements with Laurus Master Fund, Ltd. ("Laurus") to have Laurus become its new senior secured lender, replacing LaSalle Bank and its affiliates. As a result, on August 9, 2007, Laurus advanced funds to the Company to pay off the Company's obligations to LaSalle. The Laurus financing has a term of two years and a present maximum of $13,500,000.

Under the Laurus agreements, and as partial consideration to make the loans to the Company, the Company has granted two warrants to Laurus, each for the purchase of 2,300,000 shares of common stock (a total of 4,600,000). The purchase price under the first warrant is $.01 per share and the purchase price under the second warrant is $.25. Given the excise prices of these warrants, shareholder approval is required under the AMEX Guide, and approval is hereby sought for the issuance of a total of 4,600,000 shares on the terms described above.

The warrants referred to above are not exercisable until the earlier of approval of the issuance of the underlying shares by the Company's shareholders or December 1, 2007. Should these not be approved, the warrants will nevertheless become exercisable although the exercise by Laurus or another holder could result in the termination of the listing of the Company's shares by AMEX. In addition, if our shareholders fail to give approval, two $1,700,000 term notes held by Laurus (a total of $3,400,000) would become due on December 1, 2007 rather than on their stated maturity dates of August 9, 2008 and August 9, 2009, respectively. The foregoing would be adverse consequence of the failure of the Company to obtain approval of the issuance of the shares underlying the Laurus warrants.

The foregoing description of the Laurus agreements and related documents is merely a summary and is not intended to be complete. Shareholders are encouraged to read the Laurus agreements and related documents in their entirety. Such documents are available at no cost to shareholders online at www.sec.gov or upon written request to the Company.

Financial  Statements,   Management's   Discussion  and  Analysis  of  Financial
Condition and Results of Operations, and other information

We hereby incorporate by reference (a) the Financial Statements and the notes thereto contained in our Form 10-K for the fiscal year-ended December 31, 2006, which includes our Management's Discussion and Analysis of Financial Condition and Results of Operations, and (b) our quarterly report on Form 10-Q for the quarter and six months-ended June 30, 2007. We will provide, without charge, to each person to whom a Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the Proxy Statement. To obtain such copies, please contact Ms. Rebecca Ludy, at Tarpon Industries, Inc., 2420 Wills Street, Marysville, MI 48040, (810) 364-7421.

For more information about the Company, please see our other 1934 Act reports filed with the SEC, copies of which can be found at www.sec.gov.

Reason for Shareholder Approval

The Company's common stock is listed on AMEX. Under applicable AMEX rules, because the transactions described in Proposal 1 involve the issuance and/or potential issuance of more than 20% of the Company's then outstanding common stock below the greater of book and market value shareholder approval of the issuance of the Financing Shares is required. We are seeking such approval in order to comply with the AMEX Guide and in an effort to maintain the listing of the Company's common stock on the American Stock Exchange.

Consequence of Non-Approval of the Financing Shares

If the issuance of the Financing Shares is not approved, the Company may experience substantially higher interest rates on the Bridge Notes and a requirement under the terms of the Financing Agreement that the Common Stock be delisted from the American Stock Exchange. In addition, the Company may be in default under the Loan Agreement, all of which will likely have a materially adverse effect on the Company.

Dissenters' Rights

The Michigan Business Corporation Act provides shareholders with dissenter's rights in certain limited situations. However, in the case of the issuance of Financing Shares, shareholders are not provided dissenter's rights by the Michigan Business Corporation Act.

Required Vote

To be approved, Proposal 1 must receive more "For" votes than "Against" votes. In determining whether this proposal has received the requisite number of "For" votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

We have conditioned approval of Proposal 1 on approval of Proposal 2. If Proposal 2 is not approved, Proposal 1 cannot be fully implemented.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                "FOR" PROPOSAL 1.

                                   PROPOSAL 2

     TO  APPROVE  AN  AMENDMENT   TO  OUR  AMENDED  AND  RESTATED   ARTICLES  OF
     INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK, NO PAR VALUE, FROM 30,000,000 SHARES OF COMMON STOCK TO 100,000,000 SHARES OF COMMON STOCK


The Board of Directors has adopted, subject to shareholder approval, an amendment to our Amended and Restated Articles of Incorporation dated November 1, 2004 (the "Articles of Incorporation"), as thereafter amended, to increase the authorized number of shares of common stock from 30,000,000 shares of common stock, no par value, to 100,000,000 shares of common stock, no par value. The Board of Directors adopted this amendment in order to ensure that the Company would have sufficient common stock to meet our current and anticipated obligations and for additional future issuances.

At the present time, there are 30,000,000 shares of common stock which are authorized. The present issuance of, and commitments for, such authorized number of shares is as follows:

     (a)  Issued and outstanding - 10,470,654 shares

     (b)  Stock Options - approximately 700,000 shares

     (c) Exercise of presently outstanding warrants and convertible securities -approximately 21,473,285 shares (including the Financing Shares and adjustment of other warrants and convertible securities to reflect the Financing Shares)


totaling 32,643,939 shares, which exceeds our authorized common stock.

In addition, we expect to need substantial additional shares for sale in an underwritten public offering, of which there can be no assurance, and we may need additional shares for other financing or acquisition purposes in amounts we can not presently determine.

Beyond such amounts, although our Board of Directors has no other immediate and specific plans to issue the additional shares of common stock, it desires to have the shares available to enable us to have a sufficient number of shares and to provide flexibility to use common stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval, except to the extent required by applicable American Stock Exchange rules. These purposes may include raising capital, establishing strategic relationships with other companies, expanding our business or product lines through the acquisition of other businesses or products, and other purposes.

The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company.

For example, without further stockholder approval, our Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized common stock has been prompted by the business and financial considerations described herein and not by the threat of any hostile takeover attempt shareholders should be aware that approval of this Proposal 2 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If the amendment is adopted, it will become effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Michigan.

The text of the proposed amendment is as follows:

                                   Article III

     The total authorized shares:

     1.   Common Shares            100,000,000
          Preferred Shares           2,000,000

     2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

          Preferred Shares. The Board of Directors may cause the corporation to issue Preferred Shares in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the Board. Such resolutions, when filed, shall constitute amendments to these Amended and Restated Articles of Incorporation.

Required Vote

To be approved, Proposal 2 must receive "For" votes from a majority of the shares outstanding on the record date. If you abstain from voting, it will have the same effect as an "Against" vote. Broker non-votes will have the same effect as an "Against" vote.

If Proposal 2 is not approved by our shareholders, we will be unable to fully implement Proposal 1, even if it is approved by our shareholders.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                "FOR" PROPOSAL 2.

                                   PROPOSAL 3

TO RE-ELECT JAMES W. BRADSHAW AS A CLASS I DIRECTOR TO SERVE FOR A TERM OF THREE YEARS


Nominee For Director

One (1) Class I director is to be elected by a plurality of the votes cast at the Meeting, to hold office until 2010 or until his successor is duly elected and qualified. The person named below has been nominated for re-election as a director. Unless otherwise directed, the persons named in the accompanying Proxy have advised the Company that it is their intention to vote for the election of the persons named below as directors.

                           James W. Bradshaw - Class I

The Company believes that this nominee will be able to serve. If this nominee becomes unable or unwilling to serve, proxies may be voted for the election of such person as the Board of Directors determines.

Share Ownership Of Directors, Officers And Certain Beneficial Owners

The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock as of August 24, 2007, based on information obtained from the persons named below, by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each executive officer and director of the Company since the beginning of the last fiscal year, (iii) all officers and directors of the Company as a group and (iv) all beneficial owners as a group:

                                                                   Percentage of
             Name of                       Amount and Nature of     Common Stock
        Beneficial Owner                   Beneficial Ownership      Owned (1)
     ---------------------------------------------------------------------------

     James W. Bradshaw                           24,830 (2)               *
     Patrick Hook                                26,667 (3)               *
     Michael A. Ard                              14,420 (4)               *
     Tracy L. Shellabarger                       44,489 (5)               *
     Frank Gesuale                               10,000 (6)
     Neil T. Anderson                         1,290,453 (7)              14.3%

     All Directors and Officers as a
     group (5 Persons)                          120,406 (8)               *

     -----------------------------
*    Less than 1%

(1)  Based on 10,470,654 common shares outstanding as of August 24, 2007.

(2) Includes options to purchase 16,6667 shares of Common Stock that Mr. Bradshaw has the right to acquire within 60 days of August 24, 2007. Does not include options to purchase 233,333 common shares which are not exercisable within 60 days of August 24, 2007.

(3) Includes 26,667 common shares that Mr. Hook has the right to acquire within 60 days of August 24, 2007. Does not include 123,333 common shares which are not exercisable within 60 days of August 24, 2007.

(4) Includes 10,000 common shares that Mr. Ard has the right to acquire within 60 days of August 24, 2007.

(5) Includes 10,000 common shares that Mr. Shellabarger has the right to acquire within 60 days of August 24, 2007.

(6) Includes 10,000 common shares that Mr. Gesuale has the right to acquire within 60 days of August 24, 2007.

(7) Based solely on a report on Schedule 13G, as amended, filed with the Securities and Exchange Commission by Neil T. Anderson.

(8) Includes 73,334 common shares that all executive officers and directors as a group have the right to acquire within 60 days of August 24, 2007.


Section 16(A) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) reports they file.

Information Regarding Officers and Directors

The following table sets forth the names and ages of our directors and executive officers and the positions they hold with us as of the date hereof. There are no family relationships among any directors or executive officers of the Company.

Name                           Age         Position
----                           ---         --------

James W. Bradshaw              55          Chief Executive Officer, Chairman of
                                           the Board of Directors (Class I),
                                           Secretary

Patrick J. Hook                40          President, Chief Operating Officer

Michael A. Ard                 49          Director (Class III)

Tracy L. Shellabarger          49          Director (Class III)

Frank Gesuale                  61          Director (Class II)

     James W. Bradshaw. Mr. Bradshaw joined us in 2005 as Vice President of Mechanical Tubing, based at Steelbank and became Chief Executive Officer in April 2006. Prior to joining us, Mr. Bradshaw was a consultant with Greybrooke & Associates, Inc. From 2002 to 2003, he was President and General Manager for International Technical Coating, Inc., a steel wire manufacturing company with 130 employees and customers including Home Depot and Lowes. From 1992 to 1997, Mr. Bradshaw was President and Chief Operating Officer of American Tube and Pipe, a $120 million steel pipe and tubing company which was purchased by Tyco International Ltd. in 1997. Earlier in his career, he served as General Manager for Wheatland Tube Company, and President of Reeves Southeastern Corporation.

     Patrick J. Hook. Mr. Hook has served as our President and Chief Operating Officer since February 2005. Mr. Hook served as Operations Manager for Copperweld, Inc., Chicago Division, a steel tubing manufacturer, from September 2001 to February 2005. In this capacity, Mr. Hook was responsible for all operating activities for the Chicago and Bedford Park divisions of Copperweld. From March 2001 to September 2001, Mr. Hook served as Plant Manager of Copperweld's Birmingham Division. From November 1999 to March 2001, Mr. Hook reported directly to the Copperweld U. S. Structural Division Vice President. In this capacity, Mr. Hook was responsible for integrating the operations of four U.S. Structural Steel Tubing Divisions that were acquired through acquisition. From August 1997 through October 1999, Mr. Hook was the Plant Manager of LTV Corporation - Youngstown Division, a steel manufacturer. Mr. Hook's previous experience includes several positions of increasing responsibilities in the engineering and operating arenas while employed with LTV Steel at the Indiana Harbor Works Division. Mr. Hook received a B.S. in mechanical engineering from Michigan Technological University and is a graduate of the University of Michigan Executive Manufacturing Program. Mr. Hook is a member of the Tube and Pipe Association, International and of the Tube and Pipe Producing Technology Council.

     Michael A. Ard. Mr. Ard has served as our Class III director and as EWCO's director since October 2004. He has served as Director of Sales and Marketing, Storage Condo Division, of Aardex Corporation, a commercial real estate developer, since March 2003. He served as Western Area Sales Manager of LiDCO Limited, a start-up medical device manufacturer and distributor, from August 2001 to August 2002. He served as Director of Global Marketing, from June 1998 to July 2001, and as U.S. Area Manager, from February 1996 to June 1998, of Deltex Medical Group, a start-up cardiac monitor manufacturer and distributor.

Mr. Ard received a B.S. degree in broadcast communications from the University of Florida.

     Tracy L. Shellabarger. Mr. Shellabarger joined our Board of Directors as a Class III director in January 2006. From 1994 to 2004, Mr. Shellabarger served as Chief Financial Officer for Steel Dynamics, Inc., a publicly traded steel manufacturer. During his tenure at Steel Dynamics, Mr. Shellabarger led its finance, accounting, tax, insurance, and legal efforts, spearheading the initial public offering and driving sales to more than $2 billion. Prior to his role with Steel Dynamics, from 1987 to 2004, Mr. Shellabarger served as Controller of a division of Nucor Corporation, a Fortune 400 steel manufacturer. He also spent more than seven years with former "Big 8" accounting firm Touche Ross & Company as a tax manager. Mr. Shellabarger earned a Bachelor of Science Degree in Accounting from the University of North Carolina, Chapel Hill, and is a certified public accountant (CPA) and member of the AICPA.

     Frank Gesuale. Mr. Gesuale, has extensive experience in general management, finance and sales and marketing, particularly in the steel, fabrication and construction industries. From 1992 until 2004, he led his own management company, GreyBrooke & Associates LLC, which provided direction, support and financial sources for emerging growth and under-performing companies. Since 2004, Mr. Gesuale has worked for Sunwest Mortgage LLC, which is active in residential and commercial real estate finance. Prior to 1992, Mr. Gesuale, was chief operating officer and a board member of Southwest Financial Systems, where he was responsible for sales, finance, marketing, strategic planning and third party support, and was instrumental in completing a complex financial and organizational restructuring. Mr. Gesuale has also served as chief financial officer and a member of the board of directors of Rossborough Manufacturing Inc, a producer of metallurgical additives and equipment for primary domestic steel companies in the United States and Canada. He began his career with Westinghouse Electric, where he served as a controller of a $200 million Systems Furniture Business.

Meetings and Committees of the Board of Directors

     During the year ended December 31, 2006, our Board of Directors held 12 meetings. Our Board of Directors has determined that Mr. Ard, Mr. Shellabarger and Mr. Gesuale, who was elected a director on May 14, 2007, are independent as "independence" is defined in the American Stock Exchange's listing standards, as those standards have been modified or supplemented.

Audit Committee

     Our Board of Directors has established a separately-designated, standing Audit Committee that consists of three directors and is established for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements. Mr. Ard, Mr. Shellabarger and Mr. Gesuale are the current members of this committee.

     The Audit Committee is scheduled to meet at least quarterly and:

     o is directly responsible for the appointment, compensation, retention and oversight of the work of our independent public accounting firm,

     o approves the engagement of our independent public accounting firm to render audit or non-audit services before the services begin; this pre-approval authority may be delegated to one or more members of the Audit Committee,

     o takes, or recommends that the full Board takes, appropriate action to oversee the independence of our independent public accounting firm,

     o reviews audit and other reports from our independent public accounting firm and provides it with access to report on any and all appropriate matters,

     o reviews and discusses the audited financial statements and the matters required to be discussed by SAS 61 with management and the independent accountants,

     o recommends to the Board whether the audited financial statements should be included in our Annual Report on Form 10-K,

     o reviews with management and the independent accountants the quarterly financial information before we file our Form 10-Qs,

     o discusses with management and the independent accountants the quality and adequacy of our internal controls,

     o establishes procedures for (1) the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and (2) confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters,

     o reviews related party transactions required to be disclosed in our proxy statement for potential conflict of interest situations and approves all such transactions, and

     o discusses with management the status of pending litigation as it pertains to the financial statements and disclosure and other areas of oversight as the committee deems appropriate.

During the year ended December 31, 2006, our Audit Committee held 6 meetings.

Audit Committee Financial Expert

     Our Board of Directors has determined that Tracy L. Shellabarger, who serves on our Audit Committee, is a financial expert and meets the criteria for independence, as described in the Securities and Exchange Act of 1934, as amended.

Compensation Committee

     Our Board of Directors has a standing Compensation Committee which consists of three directors. Mr. Ard, Mr. Shellabarger and Mr. Gesuale are the current members of this committee. Each of Mr. Ard, Mr. Shellabarger and Mr. Gesuale are "independent" as such term is defined in the American Stock Exchange's listing standards, as those standards have been modified or supplemented. The Compensation Committee makes recommendations to the Board of Directors with respect to compensation arrangements and plans for our senior management, officers and directors, and administers our 2005 Stock Option Plan. During the year ended December 31, 2006, the Compensation Committee held no meetings.

Nominating Committee

     Our Board of Directors has a standing Nominating Committee which consists of three directors. Mr. Ard, Mr. Shellabarger and Mr. Gesuale are the current members of this committee. The Nominating Committee identifies individuals to become Board members and selects, or recommends for the Board's selection, director nominees to be presented for shareholder approval at the annual meeting of shareholders or to fill any vacancies. During the year ended December 31, 2006, the Nominating Committee held no meetings.

     The Nominating Committee's policy is to consider any director candidates recommended by shareholders. Such recommendations must be made pursuant to timely notice in writing to our Secretary, at Tarpon Industries, Inc., 2420 Wills Street, Marysville, Michigan 48040. To be timely, the notice must be received at our offices at least 120 days before the anniversary of the mailing of our proxy statement relating to the previous Annual Meeting of Shareholders. The notice must set forth (1) with respect to the director candidate, among other things, information about the candidate's name, age, principal occupation or employment, shares owned, independence, other boards on which the candidate serves, transactions, relationships, arrangements and understandings between the candidate and us and between the candidate and the shareholder giving the notice, and any other information relating to the candidate that we would be required to disclose in our proxy statement, and (2) with respect to the shareholder giving the notice, among other things, information about the shareholder's name, address, shares owned and the period they have been held.

     The Nominating Committee has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for one or more of our directors to possess. The Nominating Committee uses a subjective process for identifying and evaluating nominees for director, based on the information available to, and the subjective judgment of, the members of the Nominating Committee and our then current needs, although the committee does not believe there would be any difference in the manner in which it evaluates nominees based on whether the nominee is recommended by a shareholder. Historically, our directors have been existing directors, associates of our founder or an owner of a business we acquired.

Code of Business Conduct and Ethics

     We adopted a Code of Business Conduct and Ethics in October 2004 that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics contains written standards that we believe are reasonably designed to deter wrongdoing and to promote (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commissions and in other public communications we make, (3) compliance with applicable governmental laws, rules and regulations, (4) the prompt internal reporting of violations of the code to an appropriate person or persons named in the code, and (5) accountability for adherence to the code made to our Secretary at Tarpon Industries, Inc., 2420 Wills Street, Marysville, Michigan 48040.


Executive Compensation

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for 2006 should be read together with the compensation tables and related disclosures set forth below.

The primary objectives of our board of directors with respect to executive compensation are to attract and retain the best possible executive talent, to tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives, to be affordable within the context of our operating expense model, to be fairly and equitably administered and to reflect our values. Overall, the total compensation opportunity is intended to create an executive compensation program that is based on comparable public companies and any other considerations that we deem to be relevant.

Compensation Components

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that executive base salaries should be in the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy. Base salaries are reviewed by our compensation committee annually, and take into account individual responsibilities, performance and experience.

Annual Bonus. In addition to base salaries, we believe performance-based cash bonuses are important in providing incentives to achieve corporate goals. Cash bonuses are intended to reward individual performance during the year and can therefore be highly variable from year to year. The goals for our executive officers are communicated to them after being determined by our board of directors. In 2007, the goals will be established by the compensation committee. Our compensation committee has not yet determined the corporate performance goals it will apply in determining our executive officers' bonuses for 2007.

Long-Term Incentive Program. We believe that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through our grants of stock-based awards. Our long-term equity incentive compensation is currently exclusively in the form of stock options to acquire our common stock, issued in conjunction with our Amended and Restated 2004 Stock Option Plan (the "Stock Option Plan"). Our equity incentive plan was established to provide our employees, including our executive officers, with incentives to help align those employees' incentives with the interests of our stockholders. We have granted awards to our employees primarily through our Stock Option Plan. In 2006, certain of our named executive officers were granted options pursuant to our Stock Option Plan in the amounts indicated in the section below entitled "Grants of Plan Based Awards."

In the past, our practice has been to review annually equity awards to existing employees, including our executive officers, and make additional awards if appropriate. With respect to newly hired employees, including executive officers, we typically grant options upon the commencement of employment or at the first meeting of the board of directors following such employee's hire date. Like our other pay components, we intend that the annual aggregate value of these awards will be set in line with that of comparable companies.

In 2006, we granted options to purchase a total of 510,000  shares,  as follows:
250,000 to James W. Bradshaw, our Chief Executive Officer, 110,000 to Patrick Hook, our President, and 150,000 to J. Stanley Baumgartner, our former Chief Financial Officer. Our board of directors does not apply a rigid formula in allocating stock options to executive officers as a group or to any particular executive officer. Instead, our board of directors exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive officer, competitive factors, the amount of stock-based equity compensation already held by the executive officer, the non-equity compensation received by the executive officer and the total number of options to be granted to all participants during the year. The number of stock options granted to each named executive officer is set forth in the "Grants of Plan-Based Awards Table." The value of such grants, as determined in accordance with FAS 123(R) for each individual named executive officer is set forth in the column "Option Awards" in the "Summary Compensation Table."

We do not have specific share retention and ownership guidelines for our executive officers.

Stock Appreciation Rights. To date no stock appreciation rights have been awarded to any of our executive officers. However, our compensation committee, in its discretion, may in the future elect to make such grants to our executive officers if it deems it advisable.

Restricted Stock Grants or Awards. We did not grant restricted stock or restricted stock awards to any of our executive officers in the year ended December 31, 2006. However, our compensation committee, in its discretion, may in the future elect to make such grants to our executive officers if it deems it advisable.

Other Compensation. All of our executive officers may participate in our health programs, such as medical and dental coverage, and our 401(k) programs.

The compensation committee, which is comprised solely of "outside directors" as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to adopt plans or programs providing for additional benefits if the compensation committee determines that doing so is in our best interests.

Stock Ownership Guidelines. We have not currently adopted stock ownership guidelines. We may implement guidelines regarding the issuance of new stock option awards in the future in order to assure that our officers are appropriately incentivized.

Equity Incentive Plan

Amended and Restated 2004 Stock Option Plan

Our board of directors adopted the Stock Option Plan, which was amended and restated in 2007 and approved by our shareholders at a meeting held on February 12, 2007.

Awards. The Stock Option Plan provides for the grant of incentive stock options and non-qualified stock options (collectively, "stock awards"), all of which may be granted to employees (including officers), directors, and consultants; provided, however, that incentive stock options may only be granted to employees.

Share Reserve. The aggregate number of shares of our common stock that may be issued pursuant to stock awards under the Stock Option Plan (including incentive stock options) is 1,000,000 shares.

Administration. Subject to the terms of the Stock Option Plan, our compensation committee determines recipients, dates of grant, the numbers and types of stock awards to be granted, and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the compensation committee will also determine the exercise price of stock options granted.

Stock Options. Incentive and non-qualified stock options are granted pursuant to incentive and non-qualified stock option agreements adopted by the compensation committee. The compensation committee determines the exercise price for a stock option, within the terms and conditions of the Stock Option Plan, provided that the exercise price of an incentive stock option cannot be less than 100% of the fair market value of our common stock on the date of grant and the exercise price of a non-qualified stock option cannot be less than 85% of the fair market value of our common stock on the date of grant. All stock options granted under the Stock Option Plan vest at the rate specified by the compensation committee.

The compensation committee determines the term of stock options granted under the Stock Option Plan, up to a maximum of ten years (except in the case of incentive stock options granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates, in which case the term of the incentive stock option must not exceed five years). Unless the terms of an optionee's stock option agreement provide otherwise, if an optionee's relationship with us, or any of our affiliates, ceases for any reason other than disability or death or for cause, the optionee may exercise any vested stock options for a period of three months following the cessation of service. If an optionee's service relationship with us, or any of our affiliates, ceases due to disability or death, the optionee or a beneficiary may exercise any vested options for a period of 12 months from the date of death or disability. In no event, however, may a stock option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the compensation committee and may include (a) cash or check, (b) the tender of common stock previously owned by the optionee, and (c) other legal consideration approved by the plan administrator.

Unless the compensation committee provides otherwise, stock options generally are not transferable except by will or the laws of descent and distribution, and in the case of non-qualified stock options, pursuant to certain trusts or by gift to certain family members.

Changes to Capital Structure. In the event that there is a change in our capital structure, such as a stock split, appropriate adjustments will be made to (i) the number of shares reserved under the Stock Option Plan, (ii) the maximum number of options that can be granted in a fiscal year, and (iii) the number of shares and exercise price, if applicable, of all outstanding stock awards.

401(k) Plan

We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our executive officers are also eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. The 401(k) plan provides that each participant may contribute up to 15% of his or her pre-tax compensation, up to the statutory limit, which is $15,500 for calendar year 2007. Participants that are 50 years or older can also make "catch-up" contributions, which in calendar year 2007 may be up to an additional $5,000 above the statutory limit.

Under the 401(k) plan, each participant is fully vested in his or her deferred salary contributions, when contributed. We do not make matching contributions. Participant contributions are held and invested by the plan's trustee.

Summary Compensation Table

     The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and certain other executive officers during the year ended December 31, 2006:



                                                                                     Non-Equity
                                                                                     Incentive    Change
                                                                                       Plan         in       All Other
                                                                 Stock      Option    Compen-     Pension    Compen-
  Name and Principal Position      Year      Salary      Bonus   Awards     Awards    sation       Value     sation       Total
-----------------------------------------------------------------------------------------------------------------------------------
James W. Bradshaw, Chief           2006     183,077           0  40,000     126,000
Executive Officer (1)                                                                                                     349,077

Patrick J. Hook, President         2006     204,231                          39,600                                       243,831

                                   2005     186,798      30,331             121,200                                 404   338,733

J. Peter Farquhar, Former          2006     202,634           0                   0                                   0   202,634
Chairman of the Board, Chief
Executive Officer and Secretary    2005     224,122           -             181,800                            5,457(6)   411,379
(until February 2005) President
(2)                                2004      21,333           0                   0                           22,000(6)    43,333

J. Stanley Baumgartner, Jr.,       2006      91,781           0  56,800      70,000                                   0    218,581
Former Chief Financial Officer
(3)

John A. Mayfield, Former Chief     2006      50,481           0                   0                                   0     50,481
Financial Officer (4)

James T. House, Former Chief       2006     105,116           0                   0                                   0    105,116
Financial Officer
                                   2005     157,370      25,000             121,200                         153,179 (7)    456,749

                                   2004      58,301           -                   -                                   -     58,301

Gary D. Lewis, former Chairman     2004      82,306           0                   0                          563,900(8)    646,206
of the Board, President and
Chief Executive Officer (until
April 2004)(5)


Charles A. Vanella, former         2004     119,922           0                   0                          227,692(9)    347,614
President and Chief Executive
Officer  (April to August 2004);
President and Chief Executive
Officer of EWCO



     (1)  Mr. Bradshaw became our Chief Executive Officer in April 2006.

     (2) Mr. Farquhar became our Chief Executive Officer in August 2004 and ceased to act as such on April 23, 2006. The compensation shown in the table for fiscal 2004 represents compensation paid to him in all capacities in 2004. The compensation shown in the table for fiscal 2006 represents compensation for 2006 services rendered plus payments received in connection with Mr. Farquhar's Termination Agreement.

     (3) Mr. Baumgartner became our Chief Financial Officer in June 2006 serving until December 18, 2006.

     (4) Mr. Mayfield became our Chief Financial officer in November 2005 serving until March 2006.

     (5) Mr. Lewis resigned as our Chairman of the Board, President, Treasurer, Chief Executive Officer and as one of our directors in April 2004 effective upon the acquisition of EWCO and we entered into a Management Consulting Agreement with Bainbridge Advisors, Inc. at the same time. Mr. Lewis is the President, Chief Executive Officer and majority owner of Bainbridge, which we currently retain for acquisition and other consulting services. See "Compensation Committee Interlocks and Insider Participation" for a description of our Management Consulting Agreement with Bainbridge. We also paid Mr. Lewis $350,000 for his services to us in 2002 and $45,390 for his services to us in 2001 and reimbursed him for automobile lease payments and excess mileage charges in the amount of $11,140 in 2004, $9,552 in 2003 and $8,987 in 2002.

     (6) Amounts for 2004 for Mr. Farquhar, represent $12,000 in director fees paid him prior to his employment as CEO and we issued 2,000 of our common shares to Mr. Farquhar in February 2005 in payment for $10,000 of consulting services he rendered to us in 2004 before he became our Chief Executive Officer. Amounts for 2005 for Mr. Farquhar represent $3,000 for director fees paid to him prior to his employment as CEO and $2,457 for 401(K) plan Company matched amounts.

     (7) Mr. House resigned as CFO in December 2005. The amount of $150,650 represents severance and consulting compensation as part of his termination agreement. The remaining amount of $2,529 represents 401(K) matched amounts from the Company.

     (8) Amounts for 2004 for Mr. Lewis include an aggregate of $563,900 payable to Mr. Lewis under the Management Consulting Agreement with Bainbridge Advisors, Inc., including retainers, success fees in connection with our acquisitions of EWCO and Steelbank (which are payable in installments), and reimbursement of legal fees, insurance costs and other fees and expenses, but not including the stock option granted to designees of Bainbridge.

     (9) Amounts for 2004 for Mr. Vanella, include an aggregate of $225,427 payable under a Termination Agreement with Mr. Vanella, and $2,265 in matching contributions paid by us into our 401(k) plan.


Compensation Committee Interlocks and Insider Participation

During fiscal 2006 J. Peter Farquhar served as one of the members of our Compensation Committee. He was replaced on the Committee by Tracy Shellabarger in February 2006. Mr. Farquhar did not participate in any Committee decisions regarding his own compensation.

None of our directors had any other relationship with us requiring disclosure by us pursuant to Securities and Exchange Commission rules regarding disclosure of related-party transactions.

In April 2004, we entered into a Management Consulting Agreement (subsequently amended on April 15, 2005 and December 8, 2005) with Bainbridge Advisors, Inc., an advisory firm primarily owned by Gary D. Lewis, our former Chairman of the Board, President and Chief Executive Officer. Mr. Lewis is the President, Chief Executive Officer and majority owner of Bainbridge. Mr. Lewis founded Tarpon, then known as Wall St. Acquisitions, Inc., and served as its Chairman of the Board and Chief Executive Officer and as one of its directors from its inception in January 2002 until the closing of our initial acquisition, EWCO, in April 2004 and served as its President from January 2003 until April 2004. He had been primarily responsible for implementing our business strategy, including identifying the EWCO, Haines Road and Steelbank acquisitions.

The initial term of the initial Management Consulting Agreement expired April 7, 2007 (subsequently extended on December 8, 2005 for an additional one year term commencing April 7, 2007) and has not been extended. Pursuant to the agreement, Bainbridge, primarily through Gary D. Lewis, provided consulting services for us concerning the integration of the EWCO, Haines Road and Steelbank acquisitions, the further development and implementation of our business and financing plans and strategy, our expansion and acquisition plans and other areas, all to the extent we and Bainbridge mutually agreed. Tarpon was required to pay the advisory and transaction fees even if it did not use Bainbridge for the allotted hours under the agreement.

In exchange for Bainbridge's consulting services, we paid Bainbridge (1) $15,000 a month, increased to $20,000 a month effective April 2005, (2) all reasonable expenses incurred by Bainbridge in connection with the agreement, including (a) fees and expenses of legal counsel retained at our direction, (b) legal fees up to $7,500 in connection with preparing the agreement, (c) out-of-pocket costs incurred in performing the agreement, and (d) up to $5,000 a year for professional liability errors and omissions insurance relating to Bainbridge's services, (3) 4% of the total consideration paid in an acquisition approved by our board, with a minimum of $200,000 and a maximum of $300,000 for each transaction, provided that the $300,000 maximum shall be increased by 0.2% of the enterprise value of any transaction, but only to the extent that such transaction exceeds $50,000,000, (4) a stock option to Bainbridge or its designees to purchase 110,000 common shares at an exercise price of $5.50 per share, which was granted to Gary D. Lewis and his son in February 2005, and (5) a one-time payment of $50,000 in consideration of certain advisory services rendered to the Company that were not originally contemplated by the parties. The success fee was generally paid over 12 months after closing, except that the fee for the EWCO, Haines Road and Steelbank acquisitions, totaling $600,000, are payable $22,222 a month until the February 17, 2005 closing of our initial public offering, when the remaining amount will be paid equally over the period ending 24 months from the closing. To the extent payments exceeded $60,000 a month, the excess was deferred until the next month in which it could be paid and not exceed $60,000 a month.

We have also agreed to indemnify Gary D. Lewis, obtain additional directors and officers insurance coverage and reimburse him for legal fees incurred, all in connection with certain services performed by Mr. Lewis in his capacity as one of our former officers. We expect the legal fees and additional insurance premiums paid by us to be approximately $11,130.

Grants of Plan Based Awards

All options granted to our named executive officers in 2006 are non-qualified stock options. The exercise price per share of each option granted to our named executive officers was determined in good faith by our board of directors on the date of the grant. All of the stock options granted to our named executive officers in 2006 were granted under our Stock Option Plan.

The  following  table  sets  forth  certain  information   regarding  grants  of
plan-based awards to our named executive officers for the fiscal year ended December 31, 2006:


                                            Grants of Plan-Based Awards
                             Estimated Future Payouts Under  Estimated Future        All Other   All Other
                                Non-Equity Incentive Plan    Payouts Under Equity    Stock       Option
                                         Awards              Incentive Plan Awards   Awards(1):  Awards:
                             -----------------------------   ---------------------   ----------  ---------
                                                                                                                          Grant
                                                                                                                          Date Fair
                                                                                    Number of   Number of   Exercise of   Value of
                                                                                    Shares of   Securities  Base Price    Stock and
                                                                                    Stock or    Underlying  of Option     Options
   Name             Date    Threshold  Target  Maximum  Threshold  Target Maximum   Units       Options     Awards        Awards
-----------------  -------- ---------  ------  -------  ---------  ------ -------   ---------   ----------  -----------   ---------
James W. Bradshaw  04/26/06      -       -       -          -        -       -       16,326       50,000      2.45          54,000
                   10/12/06      -       -       -          -        -       -          -        200,000      0.88          72,000

J. Peter Farquhar     -          -       -       -          -        -       -          -           -           -              -

Patrick Hook                     -       -       -          -        -       -          -        110,000      0.88          39,600

J. Stanley         06/26/06      -       -       -          -        -       -       40,000       40,000      1.75          30,400
Baumgartner, Jr.   10/12/06      -       -       -          -        -       -          -        110,000      0.88          39,600

John A. Mayfield      -          -       -       -          -        -       -          -           -           -              -

Outstanding Equity Awards At 2006 Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of December 31, 2006:



                                            Option Awards                                             Stock Awards
                                                                                                         Equity       Incentive
                                                                                                         Incentive    Plan
                                                                                                         Plan         Awards:
                                                                                              Market     Awards:      Market
                                                                                              Value      Number       or Payout
                                               Equity                                         of         of           Value of
                                               Incentive                                      Shared     Unearned     Unearned
                                               Plan                               Numbers     or         Shares,      Shares,
                Number of    Number of         Awards:                            of Shares   Units of   Units, or    Units or
                Securities   Securities        Number of                          or Units    Stock      Other        Other
                Underlying   Underlying        Securities                         of Stock    That       Rights       Rights
Name and        Unexercised  Unexercised       Underlying   Option    Option      That        Have       That Have    That
Principal       Options      Options           Unearned     Exercise  Expiration  Have Note   Not        Not          Have Not
Position        Exercisable  Unexercisable     Options      Price     Date        Vested      Vested     Vested       Vested
-------------------------------------------------------------------------------------------------------------------------------

James W.                   0         50,000            0       2.45   04/26/16         -       -           -          -
Bradshaw,                  0        200,000            0       0.88   10/12/16
Chief
Executive
Officer

J. Peter              26,667      33,333(1)            0       5.50   02/17/15         -       -           -          -
Farquhar,
Chief
Executive
Officer

Patrick Hook,         13,333         26,667            0       5.50   02/17/15         -       -           -          -
President                           110,000            0       0.88   10/12/16

J. Stanley                 0      40,000(2)            0       1.75   06/26/16 40,000(2)       0           0          0
Baumgartner,                     110,000(2)                    0.88   10/12/06
Jr., Chief
Financial
Officer

John A.                    0      40,000(3)            0       5.50   11/14/15         -       -           -          -
Mayfield,
Chief
Financial
Officer

James T. House             0     40,000 (4)            0       5.50    2/17/15         -       -           -          -


(1) On February 17, 2005, Mr. Farquhar was granted an option to purchase 50,000 shares of Common Stock which was to vest ratably on February 17, 2006, February 17, 2007, and February 17, 2008. Mr. Farquhar resigned in April of 2006; as a result, only one-third of the option to purchase 50,000 shares vested and Mr. Farquhar forfeited the balance. Mr. Farquhar also received an option to purchase 10,000 shares of Common Stock on February 17, 2005 in connection with his service as a director for the Company. This option vested upon issuance.

(2) On June 26, 2006, Mr. Baumgartner was granted an option to purchase 40,000 shares of Common Stock and 40,000 shares of Common Stock. Both the option and the stock issuance were subject to a vesting schedule, which provided for vesting ratably on June 26, 2007, June 26, 2008 and June 26, 2009. At the time Mr. Baumgartner resigned in December 2006, no part of the option or the stock grant had vested and he has forfeited rights to both.

(3) Mr. Mayfield resigned prior to the vesting of any of his stock options, which were forfeited.

(4) Mr. House resigned prior to the vesting of any of his stock options, which were forfeited.


Option Exercises and Stock Vested

No options were exercised by our named executive officers in 2006.

Pension Benefits

We do not currently maintain qualified or non-qualified defined benefit plans.

Non-qualified Deferred Compensation

We do not currently maintain non-qualified defined contribution plans or other deferred compensation plans.

Employee Agreements and Potential Payments Upon Termination or Change in Control

The following summaries set forth the employment agreements and potential payments payable to our executive officers upon termination of employment or a change in control of us under their current employment agreements and our other compensation programs.

James W. Bradshaw. We entered into an employment agreement with James W. Bradshaw on April 26, 2005, which provides for a term of two years and then continues from year to year unless terminated by either party. Mr. Bradshaw's base salary is $200,000 per year. Mr. Bradshaw received $20,000 of our common stock as of the date of commencement of the employment agreement and an option to purchase 50,000 shares of common stock under our Stock Option Plan. Mr. Bradshaw is eligible to participate in all fringe benefits offered by us, including, without limitation, major medical and dental insurance and a 401(k) plan. If Mr. Bradshaw's employment agreement is terminated due to his death or disability, or for cause, Mr. Bradshaw shall be entitled only to reimbursement of expenses, unpaid compensation actually earned and accrued, and indemnification. If Mr. Bradshaw is terminated without cause, he shall be entitled to severance equal to aggregate compensation paid to him during the preceding 12 months, plus medical and dental benefits for such period. Mr.

Bradshaw has agreed not to compete with us for a period of 1 year following termination of his employment with us.

Patrick J. Hook. In February 2005, we entered into an employment agreement with Patrick J. Hook, pursuant to which he is employed as our President and Chief Operating Officer beginning February 2005, or in such other position as the board of directors determines, for a period ending February, 2008, which term will automatically renew for one additional year unless either party gives the other at least 180 days notice of termination. Mr. Hook's annual salary is currently $210,000, which may be increased by the board of directors. We also paid him a bonus of $30,331, equal to the lost bonus for 2004 from his former employer. Pursuant to this agreement, effective at the February 17, 2005 closing date of our initial public offering, we granted Mr. Hook an option to purchase 40,000 common shares exercisable at $5.50 a share, 110% of our initial public offering price. Mr. Hook is also entitled to participate in any bonus plan established by the Compensation Committee of the board of directors. Mr. Hook is entitled to various fringe benefits under the agreement, including a $750 a month car allowance, a cell phone, four weeks of vacation, reimbursement for books and tuition for an M.B.A. program and one year of salary and benefits if his employment under the agreement is terminated without cause. Mr. Hook has agreed not to compete with us during specified periods following the termination of his employment.

J. Stanley Baumgartner, Jr. We entered into an employment agreement with J. Stanley Baumgartner, Jr. as of June 7, 2006 to be Chief Financial Officer, the term of which began on June 26, 2006. Mr. Baumgartner's employment agreement provides for a term of 2 years. Mr. Baumgartner's annual base salary was $175,000 and he was eligible for bonuses at the discretion of the Board of Directors. Mr. Baumgartner was issued 40,000 shares of our common stock upon the commencement of his employment and has also been granted an option to purchase 40,000 shares of our common stock, vesting in 3 equal annual installments at an exercise price of $1.75. On November 27, 2006 Mr. Baumgartner advised us that he would be resigning. He indicated that he had received an unsolicited offer and had accepted a position in New England and desired to return his family to that area. We and Mr. Baumgartner agreed to a December 18, 2006 termination date of his employment. Mr. Baumgartner indicated that after termination, he would remain available to consult with us, our advisors and our current and potential investors, without charge, until we retain a successor.

J. Peter Farquhar. On January 12, 2005, we entered into an employment agreement with J. Peter Farquhar effective as of August 20, 2004, pursuant to which he was employed as our Chairman of the Board, Chief Executive Officer and Secretary for a period to end on January 12, 2007 or his earlier death, disability or termination for cause. Mr. Farquhar's annual salary was $100,000, but the portion due for the period from August 20, 2004 to January 12, 2005 was deferred until after the February 17, 2005 closing of our initial public offering. Pursuant to this agreement, effective at the February 17, 2005 closing date of our initial public offering, we granted Mr. Farquhar an option to purchase 50,000 common shares exercisable at $5.50 a share, 110% of our initial public offering price. Mr. Farquhar was entitled to various fringe benefits under the agreement, including $5,000,000 of directors and officers liability insurance. He was also entitled to an amount equal to his one-year aggregate compensation and medical and dental benefits if his employment under the agreement is terminated without cause. If his employment is terminated within six months after a change in control, he is entitled to two times annual aggregate compensation and medical and dental benefits for 24 months. In April of 2005,

Mr. Farquhar agreed to devote all of his business time to the Company, and as a result, in April 2005, we amended and restated Mr. Farquhar's employment agreement to appropriately compensate him for his increased commitment to the Company. Under the amended and restated employment agreement, Mr. Farquhar continued to be entitled to all of the rights under his original employment agreement, except that (1) the agreement was amended provided that upon expiration, it would renew on the same terms and conditions unless either party provides the other party with 180 days' written notice of termination, (2) Mr. Farquhar's annual salary was increased to $250,000, effective as of the date of such amended and restated employment agreement, (3) Mr. Farquhar was entitled to receive a discretionary bonus of up to 50% of his salary, as determined by the Compensation Committee, (4) Mr. Farquhar was entitled to certain additional fringe benefits under the amended and restated agreement, including a $750 a month allowance for automobile expenses and four weeks of paid vacation, (5) Mr. Farquhar had the right to terminate the employment agreement for good reason, in which case he would be entitled to severance payments equal to his aggregate salary and benefits for one year, and (6) in the event that that the Company or its subsidiaries consummated a transaction in which they acquire 100% of the outstanding common stock or substantially all of the assets of a Company, the Company was required to pay Mr. Farquhar's membership initiation fee, annual dues and monthly membership fees at country club, subject to certain limitations. In addition, Mr. Farquhar's covenant not to compete was amended to provided that he would not engage in activity that is reasonably likely to compete with the Company or its subsidiaries and he agreed not to be employed by, consult with, or have any interest in, any entity which conducts a business in which the Company or its subsidiaries were engaged during the term of his employment agreement. On April 23, 2006, J. Peter Farquhar, then our Chief Executive Officer, ceased to act as such. On April 26, 2006, we and Mr. Farquhar entered into a Termination Agreement. The Termination Agreement provides that Mr. Farquhar's compensation, partially at a reduced level, will continue until January 31, 2007 and that he will render consulting services until such date. We agreed to continue our indemnification obligations to Mr. Farquhar as set forth in the Termination Agreement and Mr. Farquhar provided us a release.

John A. Mayfield. In November 2005, we entered into an employment agreement with John A. Mayfield, pursuant to which he was employed as our Chief Financial Officer beginning December 2005, for a period to end December 2008, subject to an automatic one-year renewal of termination. Mr. Mayfield's annual salary was $175,000, and an annual bonus of up to 50% of the annual base compensation. Pursuant to this agreement, we granted Mr. Mayfield an option to purchase 40,000 common shares exercisable at $5.50 a share, 110% of our initial public offering price. Mr. Mayfield was also entitled to participate in any bonus plan established by the Compensation Committee of the Board of Directors. Mr. Mayfield was entitled to various fringe benefits under the agreement, including a $500 a month car allowance, a cell phone, four weeks of vacation, and one year of salary and benefits if his employment under the agreement was terminated without cause. Mr. Mayfield has agreed not to compete with us during specified periods following the termination of his employment. Mr. Mayfield resigned effective upon the filing of our Report on Form 10-K for the fiscal year ended December 31, 2005.

James T. House. On July 8, 2004, we entered into an employment agreement with James T. House, pursuant to which he was employed as our Chief Financial Officer beginning August 2004, for a period to end July 8, 2007. Mr. House's annual salary was $160,000, Pursuant to this agreement, effective at the February 17, 2005 closing date of our initial public offering, we granted Mr. House an option to purchase 40,000 common shares exercisable at $5.50 a share, 110% of our initial public offering price. Pursuant to the agreement, we also paid Mr. House a $25,000 signing bonus on the February 17, 2005 closing date of our initial public offering and agreed that he was entitled to participate in any bonus plan established by the Compensation Committee of the board of directors. Mr. House was entitled to various fringe benefits under the agreement, including a $500 a month car allowance and one year of salary if his employment under the agreement was terminated without cause. Mr. House has agreed not to compete with us during specified periods following the termination of his employment. This agreement was terminated on December 30, 2005 and Mr. House became a consultant until April 15, 2006 at a fee of $13,333 per month.

Charles A. Vanella. In April 2004 and in connection with our acquisition of EWCO, we entered into an employment agreement with Charles A. Vanella, pursuant to which he was employed as our President and Chief Executive Officer. In August 2004, we entered into a Termination Agreement with Mr. Vanella, pursuant to which he resigned from all of his positions with us, agreed to render consulting services to us for one year, agreed to a release of claims, agreed to keep our information confidential and agreed not to compete with us for a period of two years following the termination of his consultation. Mr. Vanella's compensation under the agreement includes (1) payment of $100,000 a year for two years, (2) payment for his current health insurance coverage for 18 months, (3) payment of his country club dues for 2004 and 2005, up to $5,000 a year, and (4) continued use of his truck and payment of premiums for insurance on his truck. In December of 2004, as part of an extension of the promissory note made by EWCO in favor of Mr. Vanella, we agreed to pay up to approximately $9,000 of legal fees incurred by Mr. Vanella in connection with his separation from the Company and agreed to pay the approximately $24,500 balance owing on a truck and transfer title to the truck to him in approximately two years.

Non-Employee Director Compensation

     The following table sets forth a summary of the compensation we paid to our non-employee directors in 2006. We do not expect this policy to change in 2007.



                                                              Change in
                                                   Non-       Pension
                          Fees                     Stock      Value and
                          Earned                   Incentive  Nonqualified    All
                           or                      Plan       Deferred        other
                          Paid    Stock    Option  Compen-    Compensation    Compen-
    Name                  Cash    Awards   Awards  sation     Earnings        sation     Total
    ----                  ----    ------   ------  ---------  ------------    -------    -----

James W. Bradshaw (1)             8,000     -          -           -              -
J. Peter Farquhar (1)               -     10,000       -
Tracy Shellaberger                8,000   10,000       -           -              -
Michael A. Ard                      -     10,000       -           -              -
Gerald Stein (2)                    -     10,000       -           -              -
Dr. Robert Pry (2)                  -     10,000       -           -              -

(1) James W. Bradshaw replaced J. Peter Farquhar on our board of directors in April 2006.

(2) Gerald Stein replaced Dr. Robert Pry on our board of directors in October 2006 and Frank Gesuale replaced Gerald Stein on our board of Directors in May 2007.

On February 6, 2006, the board of directors adopted, the Outside Director Compensation Plan (the "Plan"). The purpose of the Plan is to enable us to adequately compensate our outside directors by providing such individuals with a combination of cash compensation and equity-based long-term incentive compensation awards.

Principal Provisions of the Plan

     The following summary of the Plan, as adopted by the Board of Directors and approved by shareholders on February 12, 2007, is qualified by reference to the full text of the Plan.


                           Director Compensation Plan

----------------------------------- -------------------------- ---------------------------------
Name and Position                   Dollar Value ($)           Number of Units
----------------------------------- -------------------------- ---------------------------------

----------------------------------- -------------------------- ---------------------------------
Non-Employee Directors
----------------------------------- -------------------------- ---------------------------------
         On election                                           Options to purchase 10,000
                                                               shares of the Company's
                                                               common stock, vested
                                                               immediately and exercisable for
                                                               a period of ten years, with an
                                                               exercise price of 100% of
                                                               market value at the date of issue
----------------------------------- -------------------------- ---------------------------------
         Monthly                    Cash retainer of $1,000
----------------------------------- -------------------------- ---------------------------------
         May 31 of each year                                   For directors in good standing
                                                               for the current and previous
                                                               year, a stock grant of $8,000 of
                                                               the Company's common stock
                                                               at the current market price
----------------------------------- -------------------------- ---------------------------------
         Per in person Board        $1,000
         meeting
----------------------------------- -------------------------- ---------------------------------
         Per telephone conference   $250
----------------------------------- -------------------------- ---------------------------------
         For special projects       Fee to be agreed to an
         requested by the Board     approved by the Board
----------------------------------- -------------------------- ---------------------------------
Committee Chairs                    $500 and $1,000 for the
                                    Audit Committee Chair
----------------------------------- -------------------------- ---------------------------------
Employee Directors                                             May 31 of each year, for
                                                               directors in good standing for
                                                               the current and previous year,
                                                               stock grant of $8,000 of
                                                               Company common stock at
                                                               current market price as of May
                                                               31 of that year
----------------------------------- -------------------------- ---------------------------------

Administration

     The Plan may be administered by the board of directors or the compensation committee. The Board of Directors and the Compensation Committee, in their respective roles, are referred to as the "Granting Authority". The Granting Authority designates the persons to be granted awards from among those eligible and the type and amount of awards to be granted and has authority to interpret the Plan, adopt, alter and repeal administrative regulations, and determine and amend the terms of awards.

Eligibility

     Awards   under   the   Plan  may   only  be  made  to   outside   directors
(non-employees). Outside directors are automatically granted cash compensation and common stock pursuant to the terms specified in the Plan.

Automatic awards to outside directors

     The Plan provides for the automatic grant of cash compensation and common stock to outside directors on the terms provided above.

Stockholder approval of compensation paid to an employee Director.

     In connection with his promotion to Chief Executive Officer of the Company, we issued Mr. James W. Bradshaw 8,163 shares of our Common Stock. The American Stock Exchange Rules require shareholder approval when issuing equity to certain employees. However, equity issuances to certain employees in connection with their hiring by the Company are exempt from this rule. As Mr. Bradshaw was previously employed by the Company in a different position, this issuance was not exempt from shareholder approval. Therefore, we sought and received shareholders approval of this issuance to Mr. Bradshaw at a meeting held on February 12, 2007.

Limitations on directors' liability and indemnification agreements

     As permitted by Michigan law, we have adopted provisions in our amended and restated certificate of incorporation that limit or eliminate the personal liability of directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, a director exercise an informed business judgment based on all material information reasonably available to him or her. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

     o any breach of the director's duty of loyalty to us or our stockholders;

     o any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

     o any act related to unlawful stock repurchases or redemptions or payments of dividends; or

     o any transaction from which the director derived an improper personal benefit.

These limitations of liability do not limit or eliminate our rights or any stockholder's rights to seek non-monetary relief, such as injunctive relief or rescission. These provisions will not alter a director's liability under federal securities laws.

As permitted by Michigan law, our bylaws also provide that:

     o we will indemnify our directors and executive officers, subject to certain exceptions, and may indemnify our other officers, employees and agents, to the fullest extent permitted by law;

     o subject to certain exceptions, we will advance expenses to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by law; and

     o the rights provided in our bylaws are not exclusive.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Currently, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Market For Common Equity And Related Shareholder Matters

Our common shares have traded on the American Stock Exchange under the trading symbol "TPO" since February 14, 2005 There was no public trading market for our common shares before February 14, 2005.

The outstanding shares of Common Stock are held by approximately   shareholders
in total and approximately 65 shareholders of record as of August 1, 2007.

The following table sets forth, for the period indicated, the high and low sales prices for our common shares as reported by the American Stock Exchange.


                                                                High                      Low
                                                          ----------------- ------- -----------------
Fiscal Year Ended December 31, 2006

First Quarter                                         $         3.25          $           2.05


                                                                High                      Low
                                                          ----------------- ------- -----------------
Second Quarter                                        $         2.96          $           1.24
Third Quarter                                         $         2.35          $           1.10
Fourth Quarter                                        $         1.29          $           0.75


                                                                High                      Low
                                                          ----------------- ------- -----------------
Fiscal Year Ended December 31, 2005

First Quarter (2/14/05 to 3/31/05)                    $         5.99          $           4.61
Second Quarter                                        $         5.65          $           3.30
Third Quarter                                         $         5.20          $           3.19
Fourth Quarter                                        $         4.35          $           2.15



The Company has paid no dividends on its Common Stock for the last two years. The Company's lender restricts the payment of dividends on the Company's Common Stock. The Company does not expect to pay dividends on Common Stock in the future.

Transfer Agent And Registrar

The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, Inc., 59 Maiden Lane, New York, New
York 10038.

Required Vote

To be approved, Proposal 3 must receive more "For" votes than "Against" votes. In determining whether this proposal has received the requisite number of "For" votes, broker votes will be included "For" and abstentions will be disregarded and will have no effect on the outcome of the vote.



                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                "FOR" PROPOSAL 3.




                                   PROPOSAL 4

          TO RATIFY THE APPOINTMENT OF REHMANN ROBSON AS THE COMPANY'S
       REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR
                            ENDING DECEMBER 31, 2007

Subject to ratification by the stockholders, the Board of Directors has appointed Rehmann Robson as the Company's registered independent public accounting firm to audit the 2007 financial statements for the fiscal year ending December 31, 2006. This will be the second year that Rehmann Robson will be performing the audit. Grant Thornton was appointed for the year ended December 31, 2006 but resigned in October 2006.

Representatives of the firm of Rehmann Robson are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating only to the financial statements for fiscal 2006.

Audit Fees

The following represents all amounts billed to the Company for the professional services of Rehmann Robson rendered during fiscal years 2006:



                                   Year Ended December 31, 2006


Audit Fees(1)                              $595,929

Audit-Related Fees                             -

Tax Fees                                    $2,000

All Other Fees                              $16,000

(1) Consists of fees for the audit of our annual financial statements and review of interim financial statements.


     In accordance with Section 10A(i) of the Exchange Act, before Rehmann Robson is engaged by us to render audit or non-audit services, the engagement is approved by our Audit Committee. None of the audit-related, tax and other services described in the table above were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

     Rehmann Robson's fees for the 2007 audit and the three preceding quarterly reviews are estimated to be approximately $550,000.


Audit Committee Report

     Our Audit Committee has:

     o reviewed and discussed our audited financial statements for the year ended December 31, 2006 with our management;

     o discussed with Rehmann Robson the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as it has been modified or supplemented;

     o received the written disclosures and the letter from Rehmann Robson required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as it has been modified or supplemented; and

     o    discussed with Rehmann Robson the independence of such firm.



     Based on the review and discussions described above in this paragraph, our Audit Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2006 be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

     Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not the Audit Committees' duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit Committee are not employees of the Company and we may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the field of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committees' oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
Furthermore, the Audit Committees' considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact "independent."

                                            Michael A. Ard

                                            Tracy L. Shellabarger


Required Vote

To be approved, Proposal 4 must receive more "For" votes than "Against" votes. In determining whether this proposal has received the requisite number of "For" votes, broker votes will be included "For" and abstentions will be disregarded and will have no effect on the outcome of the vote.

         THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                "FOR" PROPOSAL 4


Annual Report On Form 10-K

An annual report on Form 10-K for the year ending December 31, 2006, and is being mailed to all shareholders of record as of the Record Date, at the Company's cost.

Quarterly Reports on Form 10-Q

Quarterly reports on Form 10-Q as filed for the quarters ended March 31, 2007 and June 30, 2007, containing financial and other information about the Company for such period is available at no cost to shareholders online at www.sec.gov or upon written request to the Company.

Other Matters

Management does not know of any other matters which are likely to be brought before the Meeting. However, in the event that any other matters properly come before the Meeting, including, but not limited to any proposals made by stockholders, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment. Under the Company's By-laws, advance notice is required for nomination of directors and for certain business to be brought before an annual meeting of stockholders of the Company. Such advance notice must generally be received by the Company not less than 50 days nor more than 75 days prior to the date of such meeting. A copy of the Company's By-laws specifying the advance notice requirements will be furnished to any stockholder upon written request to the Secretary of the Company.

Solicitation Of Proxies

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting, and the enclosed proxy card will be borne by the Company.

In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of its officers and regular employees (who will receive no compensation in addition to their regular salaries) to solicit proxies personally, by telephone and telecopy. The Company has requested banks, brokers and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

Shareholders Proposals

Any shareholder of the Company who wishes to present a proposal to be considered at the 2008 Annual Meeting of Stockholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such meeting must deliver such proposal in writing to the Company at 2420 Wills Street, Marysville, Michigan 48040, Attention: Corporate Secretary, on or before December 31, 2007.

Under applicable rules of the SEC, all proposals submitted after December 31, 2007 shall be considered untimely. In order to curtail controversy as to the date on which the proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

                                      By Order of the Board of Directors

                                      James W. Bradshaw, Chief Executive Officer

Marysville, Michigan
Dated:  September 12, 2007

                             TARPON INDUSTRIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all previous proxies, hereby appoints James W. Bradshaw and Patrick Hook, proxies with power of substitution to each, for and in the name of the undersigned to vote all of the shares of Common Stock of Tarpon Industries, Inc. (the "Company"), held of record by the undersigned on August 24, 2007, which the undersigned would be entitled to vote if present at the Annual Meeting of Stockholders of the Company to be held on October 18, 2007 at 12:00 noon at the Thomas Edison Inn, 500 Thomas Edison Parkway, Port Huron, Michigan, and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

                (Continued and to be signed on the reverse side)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                             TARPON INDUSTRIES, INC.

                                October 18, 2007


                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 and 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
-------------------------------------------------------------------------------
                                                             FOR AGAINST ABSTAIN

                 1.  To approve the issuance of shares        [ ]    [ ]    [ ]
                     ("Financing Shares") in connection with (a) a private placement offering of the Company's debt (the "Bridge Loan") which has been con-summated and which requires the issuance of shares of common stock and that may require the issuance of additional shares of common stock and (b) a credit facility (the "Loan
                     Agreement") which has been consummated,
                     which includes warrants that may require the issuance of common stock.

                 2.  To approve an amendment to our           [ ]    [ ]    [ ]
                     Amended and Restated Articles of Incorporation to increase the authorized common stock, no par value, from 30,000,000 shares of common stock to 100,000,000 shares of common stock.

                 3.  To re-elect James W. Bradshaw as         [ ]    [ ]    [ ]
                     a Class I director to serve for a term of three years.

                 4.  To ratify the appointment of Rehmann     [ ]    [ ]    [ ]
                     Robson as the Company's registered independent public accounting firm for the fiscal year ending
                     December 31, 2007

                 5.  To transact such other business as may   [ ]    [ ]    [ ]
                     properly come before the meeting and any adjournment or postponement thereof.

                 The undersigned acknowledges receipt of the Proxy Statement.
--------------------------------------------------------------------------------
                                                                           [  ]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may note be submitted via this method
--------------------------------------------------------------------------------

Signature of            Date: _________  Signature of            Date: _________
Stockholder ___________                  Stockholder __________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.